EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Select Market. Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
1/13/2015	Purchase	$ 12.0802	1	4560
1/14/2015	Purchase	$ 12.0445	2	7500
1/15/2015	Purchase	$ 11.5339	3	13155
1/16/2015	Purchase	$ 11.2771	4	3339
1/20/2015	Purchase	$ 11.2103	5	3093
1/21/2015	Purchase	$ 10.9310	6	7300
1/22/2015	Purchase	$ 10.8946	7	7000
1/23/2015	Purchase	$ 10.9358	8	2369
1/26/2015	Purchase	$ 10.8433	9	1200
1/27/2015	Purchase	$ 10.8014	10	10623
1/28/2015	Purchase	$ 10.7381	11	13749
1/30/2015	Purchase	$ 10.5456	12	8500
2/2/2015	Purchase	$ 10.3300	13	4000
2/3/2015	Purchase	$ 10.5385	14	8661
2/4/2015	Purchase	$ 10.2564	15	12494
2/5/2015	Purchase	$ 10.4386	16	4722
2/6/2015	Purchase	$ 10.5131	17	2300
2/9/2015	Purchase	$ 10.5000		4676
2/10/2015	Purchase	$ 10.2676	18	8000
2/11/2015	Purchase	$ 10.2268	19	5100
2/13/2015	Purchase	$ 10.0851	20	16500
2/17/2015	Purchase	$ 10.0000		5000
2/18/2015	Purchase	$ 9.9854	21	21279
2/19/2015	Purchase	$ 9.9644	22	10539
2/20/2015	Purchase	$ 9.8922	23	9500
2/23/2015	Purchase	$ 9.6811	24	5000
2/24/2015	Purchase	$ 9.6400		298
2/25/2015	Purchase	$ 9.8000		900
2/26/2015	Purchase	$ 9.8400		1819
2/27/2015	Purchase	$ 9.9273	25	5000
3/2/2015	Purchase	$ 9.9111	26	5100
3/3/2015	Purchase	$ 9.7100		1000
3/4/2015	Purchase	$ 9.3600		2401
3/5/2015	Purchase	$ 9.3165	27	3865
3/6/2015	Purchase	$ 9.4751	28	10022
3/10/2015	Purchase	$ 9.3643	29	5000
3/11/2015	Purchase	$ 9.1558	30	14900
3/12/2015	Purchase	$ 9.2500		5000

1 This transaction was executed in multiple trades at prices ranging from $11.98 – 12.10.
2 This transaction was executed in multiple trades at prices ranging from $12.00 – 12.05.
3 This transaction was executed in multiple trades at prices ranging from $11.25 – 11.75.
4 This transaction was executed in multiple trades at prices ranging from $11.22 – 11.30.
5 This transaction was executed in multiple trades at prices ranging from $11.09 – 11.27.
6 This transaction was executed in multiple trades at prices ranging from $10.81 – 11.03.
7 This transaction was executed in multiple trades at prices ranging from $10.85 – 11.04.
8 This transaction was executed in multiple trades at prices ranging from $10.88 – 10.97.
9 This transaction was executed in multiple trades at prices ranging from $10.84 – 10.85.
10 This transaction was executed in multiple trades at prices ranging from $10.75 – 10.84.
11 This transaction was executed in multiple trades at prices ranging from $10.67 – 10.75.
12 This transaction was executed in multiple trades at prices ranging from $10.43 – 10.60.
13 This transaction was executed in multiple trades at prices ranging from $10.31 – 10.35.
14 This transaction was executed in multiple trades at prices ranging from $10.31 – 10.63.
15 This transaction was executed in multiple trades at prices ranging from $10.20 – 10.32.
16 This transaction was executed in multiple trades at prices ranging from $10.30 – 10.45.
17 This transaction was executed in multiple trades at prices ranging from $10.46 – 10.56.
18 This transaction was executed in multiple trades at prices ranging from $10.25 – 10.30.
19 This transaction was executed in multiple trades at prices ranging from $10.20 – 10.23.
20 This transaction was executed in multiple trades at prices ranging from $10.00 – 10.10.
21 This transaction was executed in multiple trades at prices ranging from $9.95 – 10.00.
22 This transaction was executed in multiple trades at prices ranging from $9.92 – 9.97.
23 This transaction was executed in multiple trades at prices ranging from $9.86 – 9.90.
24 This transaction was executed in multiple trades at prices ranging from $9.65 – 9.70.
25 This transaction was executed in multiple trades at prices ranging from $9.90 – 9.95.
26 This transaction was executed in multiple trades at prices ranging from $9.76 – 10.00.
27 This transaction was executed in multiple trades at prices ranging from $9.29 – 9.32.
28 This transaction was executed in multiple trades at prices ranging from $9.39 – 9.50.
29 This transaction was executed in multiple trades at prices ranging from $9.18 – 9.40.
30 This transaction was executed in multiple trades at prices ranging from $9.12 – 9.20.